                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SHELLS SEAFOOD RESTAURANTS, INC.
                (Name of Registrant as Specified in Its Charter)
      --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)      Title of each class of securities to which transaction applies:

               ...............................................................
      (2)      Aggregate number of securities to which transaction applies:

               ...............................................................
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ...............................................................
      (4)      Proposed maximum aggregate value of transaction:

               ...............................................................
      (5)      Total fee paid:

               ...............................................................

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)      Amount Previously Paid:

               ...............................................................
      (2)      Form, Schedule or Registration Statement No.:

               ...............................................................
      (3)      Filing Party:

               ...............................................................
      (4)      Date Filed:

               ...............................................................

                       SHELLS SEAFOOD RESTAURANTS, INC.

                                    ------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                    ------


                                                                April 21, 1997

   Notice is hereby given that the Annual Meeting of Stockholders of Shells Seafood Restaurants, Inc., will be held on Tuesday, May 20, 1997, at 2:00 p.m., at The Metropolitan Club, 1 East 60th Street, New York, New York for the following purposes:

       (1) To elect six directors to serve for the ensuing year;

       (2) To consider and vote upon a proposal to adopt the Shells Seafood Restaurants, Inc. Stock Option Plan for Non-Employee Directors;

       (3) To consider and vote upon a proposal to amend the Company's 1995 Employee Stock Option Plan to increase the number of shares which may be issued thereunder; and

       (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


   Stockholders of record at the close of business on April 3, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          Warren R. Nelson
                                          Secretary

                       SHELLS SEAFOOD RESTAURANTS, INC.

                         16313 N. DALE MABRY HIGHWAY
                                  SUITE 100
                             TAMPA, FLORIDA 33618


April 21, 1997


Dear Fellow Stockholder:


   You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 2:00 p.m., on Tuesday, May 20, 1997, at The Metropolitan Club, 1 East 60th Street, New York, New York.

   At the Annual Meeting of Stockholders, in addition to electing six directors to the Company's Board of Directors, you are being asked to approve the adoption of the Company's Stock Option Plan for Non-Employee Directors and to approve an amendment to the Company's 1995 Employee Stock Option Plan to increase the number of shares which may be issued thereunder. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.


   We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

   Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ William E. Hattaway

                                          William E. Hattaway
                                          President

                       SHELLS SEAFOOD RESTAURANTS, INC.
                         16313 N. DALE MABRY HIGHWAY
                                  SUITE 100
                             TAMPA, FLORIDA 33618
                                    ------
                               PROXY STATEMENT
                                    ------

                             GENERAL INFORMATION

PROXY SOLICITATION

   This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Shells Seafood Restaurants, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.


   Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about April 21, 1997 and will be solicited chiefly by mail; however certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.


REVOCABILITY AND VOTING OF PROXY


   A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of all listed nominees for director and "for" the approval of proposals Nos. 2 and 3, and in accordance with their best judgment on any other matters which may properly come before the meeting.


RECORD DATE AND VOTING RIGHTS


   Only stockholders of record at the close of business on April 3, 1997 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On April 3, 1997, there were 3,297,536 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK


   The following table sets forth certain information as of March 1, 1997 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC") of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director of the Company who is standing for re-election and each nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.


                                                      Amount and Nature of
Name and Address of Beneficial Owner                  Beneficial Ownership   Percent of Class
 -----------------------------------                  --------------------   ----------------
Frederick R. Adler  ...............................        1,639,326               43.6%
 1520 South Ocean Blvd.
 Palm Beach, FL 33480 (1)

William E. Hattaway  ..............................          438,251               12.9%
 c/o Shells Seafood Restaurants, Inc.
 16313 N. Dale Mabry Highway, Suite 100
 Tampa, FL 33618 (2)

Frank C. Roehl, III  ..............................           74,846                2.2%
 c/o Shells Seafood Restaurants, Inc.
 16313 N. Dale Mabry Highway, Suite 100
 Tampa, FL 33618 (3)

Philip R. Chapman  ................................           30,000                   *
 c/o Venad Administrative Services, Inc.
 100 First Stamford Place
 Stamford, CT 06902 (4)

Kamal Mustafa  ....................................                0                   *
 7 Wildwood Drive
 North Caldwell, NJ 07006

Jay S. Nickse  ....................................            6,000                   *
 c/o Venad Administrative Services, Inc.
 100 First Stamford Place
 Stamford, CT 06902 (5)

                                                      Amount and Nature of
Name and Address of Beneficial Owner                  Beneficial Ownership   Percent of Class
------------------------------------                  --------------------   ----------------
Edwin F. Russo  ...................................                0                   *
 6650 Stratford Dr.
 Parkland, FL 33067

Longview Partners, L.P.  ..........................          318,059                9.2%
175 East 64th Street
New York, NY 10021

All directors and executive officers as a group
  (10 persons) (6)                                         2,261,289               57.6%
                                                      ====================   ================


------
* Less than one percent


(1) Includes 462,442 shares of Common Stock which may be acquired through the exercise of warrants and an aggregate of 529,600 shares of Common Stock owned by Lee Heaton and Linn Heaton as to which Mr. Adler has been granted the right to vote such shares until May 23, 1997.

(2) Includes 65,990 shares of Common Stock which may be acquired through the exercise of warrants and 21,328 shares of Common Stock which may be acquired through the exercise of stock options. Does not include 42,656 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1997.

(3) Includes 16,094 shares of Common Stock which may be acquired through the exercise of warrants and 18,664 shares of Common Stock which may be acquired through the exercise of stock options. Does not include 25,328 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1997.

(4) Includes 10,000 shares of Common Stock issuable upon the exercise of warrants owned by Mr. Chapman. Does not include 164,784 shares of Common Stock and 153,275 shares of Common Stock issuable upon the exercise of warrants owned by Longview Partners, L.P., a Delaware limited partnership of which Susan R. Chapman, wife of Philip Chapman, is general partner.

(5) Includes an aggregate of 2,000 shares of Common Stock owned by Mr. Nickse's minor children, 1,000 shares of Common Stock which may be acquired upon exercise of warrants owned by Mr. Nickse's minor children and 1,000 shares of Common Stock which may be acquired upon exercise of warrants owned by Mr. Nickse. Mr. Nickse disclaims beneficial ownership of the shares and warrants owned by his minor children.

(6) Includes 549,837 shares of Common Stock which may be acquired through the exercise of warrants and 77,320 shares of Common Stock which may be acquired through the exercise of stock options. In addition, such amount includes 529,600 shares of Common Stock as to which Mr. Adler has been granted the right to vote and 2,000 shares of Common Stock owned by Mr. Nickse's minor children and 1,000 shares of Common Stock which may be acquired upon exercise of warrants owned by Mr. Nickse's minor children. Furthermore, such amount includes shares of Common Stock beneficially owned by current directors who are not standing for re-election (John P. Collins -- 326 shares of Common Stock and 462 shares of Common Stock which may be acquired upon exercise of warrants; Robert V. Gisselbeck -- 0 shares of Common Stock). Does not include shares or warrants to purchase shares of Common Stock beneficially owned by Philip R. Chapman, a nominee for election as a director.

                   PROPOSAL NO. 1 -- ELECTION OF DIRECTORS


   Six directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.


   The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                  Year First                Principal Occupation During
       Director          Age    Became Director                 the Past Five Years
 --------------------   -----   ---------------    ----------------------------------------------
Frederick R. Adler  .    71          1994         Chairman of the Board of Directors of the Company
                                                  since October 1994; Managing Director of Adler &
                                                  Company since 1968; Of Counsel to the law firm of
                                                  Fulbright & Jaworski L.L.P. since January 1, 1996
                                                  and prior thereto a retiring senior partner of
                                                  Fulbright & Jaworski L.L.P. since 1991 and prior
                                                  thereto a senior partner thereof. The Company
                                                  retained Fulbright & Jaworski L.L.P. for legal
                                                  services during the 1996 fiscal year.

William E. Hattaway      53          1993         President and director of the Company since April
                                                  1993; President, Chief Executive Officer and
                                                  director of Shells, Inc., a wholly owned subsidiary
                                                  of the Company, since February 1993; Principal in
                                                  Todays Food Service Concepts from December 1989
                                                  through January 1993; Executive Vice President of
                                                  General Mills' Restaurant Group and President of
                                                  General Mills' International Restaurant Operations
                                                  from April 1987 through December 1989; Chairman
                                                  and Chief Executive Officer of Red Lobster from
                                                  March 1986 to April 1987.


                                  Year First                Principal Occupation During
       Director          Age    Became Director                 the Past Five Years
 --------------------   -----   ---------------    ----------------------------------------------
Philip R. Chapman  ..    35     Not Applicable    General Partner in Adler & Company since 1995 and
                                                  prior thereto a principal in Adler & Company since
                                                  1991; President of Venad Administrative Services,
                                                  Inc. since 1996; Senior Consultant at Booz Allen
                                                  & Hamilton International from 1989 until 1991;
                                                  Executive Vice President and President of Global
                                                  Pharmaceutical Corporation in a temporary capacity
                                                  during a portion of 1995.

Kamal Mustafa  ......    49          1994         Director of the Company since August 1994; Managing
                                                  Director of Hamilton Capital Partners, Inc. since
                                                  October 1991; President, Chief Executive Officer
                                                  and Portfolio Manager of The MicroCap Fund, Inc.
                                                  from April 1994 until July 1996 and prior thereto
                                                  a Managing Director from January 1993 to August
                                                  1993.

Jay S. Nickse  ......    37          1995         Vice President and Chief Financial Officer of Venad
                                                  Administrative Services, Inc., a corporation which
                                                  provides administrative services for a number of
                                                  venture funds, including funds in which Frederick
                                                  R. Adler is a partner, since July 1993; Senior Manager
                                                  audit and business advisory group at Price Waterhouse
                                                  from September 1990 through July 1993.

Edwin F. Russo  .....    71          1994         Of Counsel to the law firm of Edwards & Angell from
                                                  July 1994 to July 1995; Of Counsel to the law firm
                                                  of Fine Jacobson Schwartz Nash & Block from April
                                                  1991 to June 1994.



   Mr. Adler is chairman of the Executive Committee and a director of Data General Corporation, a computer company. Mr. Adler is also a director of Global Pharmaceutical Corporation, a manufacturer of generic pharmaceuticals; Prime Cellular Inc., a software company; USA Detergents, Inc., a manufacturer of laundry and household cleaning products; and a director of various private companies. Mr. Chapman is a director of Global Pharmaceutical Corporation, a manufacturer of generic pharmaceuticals; Integrated Packaging Assembly Corp., a semiconductor company; and a director of various private companies. Mr. Chapman is the son-in-law of Mr. Adler. Mr. Mustafa is the Chairman of the Board of Directors of Bluestone Capital Partners and a director of First Colony Coffee & Tea Company.

   Pursuant to a shareholders agreement between Mr. Adler, the Company and various other parties (the "Shareholders Agreement"), the Company has agreed to nominate and the Company and the other parties to the Shareholders Agreement have agreed to use their best efforts to cause an individual nominated by Mr. Adler to be elected a director of the Company until the earlier of (i) April 29, 1999 or (ii) the date that 300,000 shares of the Company represent less than 5% of the Company's issued and outstanding shares of Common Stock. To date, Mr. Adler has not exercised such right.

   In June of 1996, the Company established a Finance Committee. The Finance Committee is made up of the following directors: Frederick R. Adler, William
E. Hattaway, Kamal Mustafa and Jay S. Nickse. The purpose of the Finance Committee is to approve all capital expansion projects, including the development, relocation and remodeling of restaurants, as well as the purchase of restaurant equipment and system requirements. The Finance Committee also acted as the Company's Audit Committee during the past fiscal year. The Finance Committee is expected to review future third party financing proposals, which includes, but is not limited to, bank lines of credit, real estate mortgages, the financing of building and leasehold improvements, equipment leases and sale/leaseback transactions. The Finance Committee acted six times by written consent during the fiscal year ended December 29, 1996.

   Each director of the Company is elected for a term of one year which expires at the next annual meeting of the Company's stockholders or at such other time as his successor is duly elected and qualified. Each executive officer is appointed by the Board of Directors and serves at the pleasure of the Board, subject to the terms of employment agreements between the Company and each of the executive officers. To date, directors have not been compensated for their services on the Board of Directors. See "Proposal No. 2" for a proposal to adopt a Stock Option Plan for Non-Employee Directors.

   The Company has been advised by George Heaton, a person who may be deemed a promoter of the Company, that in 1988, a lawsuit was filed in Minnesota federal district court against various parties including George Heaton claiming, among other claims, that Mr. Heaton had violated federal and state securities laws. Mr. Heaton was an officer, director and control person of each of Southbridge Development Co. ("Southbridge"), Camelot Associates, Inc. ("Camelot") and Florestra Associates, Inc. ("Florestra") in 1985 when these companies sold various condominiums to three separate limited partnerships (the "Partnerships"). The Partnerships, structured as "tax shelters," sold limited partnership units therein to various investors (the "Limited Partners"). The Partnerships subsequently went out of business and the Limited Partners lost their investment in the Partnerships. The Limited Partners filed a lawsuit against, among others, the promoter of the Partnerships, the accountants and attorneys of the Partnerships, the appraiser of the condominiums purchased by the Partnerships, the banks that loaned money to the Partnerships in order to purchase the condominiums, Southbridge, Camelot, Florestra and George Heaton. A default judgment was entered against Mr. Heaton and Mr. Heaton subsequently settled the judgment.


MEETINGS OF THE BOARD OF DIRECTORS


   During the fiscal year ended December 29, 1996, the Board of Directors held four meetings. Each director attended at least 75% of the meetings of the Board of Directors held when he was a director and of all committees of the Board of Directors on which he served.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Compa-ny's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.


   Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except for the late filing of one Form 4 and one Form 5 by Kamal Mustafa, a director of the Company, relating to a single transaction.


VOTE REQUIRED


   The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

   THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE SIX NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                            EXECUTIVE COMPENSATION


   The following table shows all the cash compensation paid by the Company or its subsidiaries as well as certain other compensation paid during the fiscal years indicated to the Chief Executive Officer of the Company and to each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 29, 1996.


                          SUMMARY COMPENSATION TABLE

                                                Annual Compensation            Long Term Compensation
                                              ----------------------   -------------------------------------
                                                                        Restricted
                                                                           Stock       Securities Underlying
    Name and Principal Position        Year    Salary($)    Bonus($)   Award(s) ($)         Options (1)
 ----------------------------------   ------   ----------    --------   ------------   ---------------------
William E. Hattaway  ..............    1996     $154,078       --           --                63,984
   Chief Executive Officer,            1995     $149,100       --           --                    --
     President and Director            1994     $149,100       --           --                    --

Frank C. Roehl, III,  .............    1996     $103,289       --           --                43,992
   Vice President of Marketing         1995     $ 99,428       --           --                    --
                                       1994     $ 99,428       --           --                    --


------
(1) Consist of options to purchase Common Stock of the Company at the initial public offering price, $5.00 per share.

   The following table sets forth information with respect to option grants during fiscal 1996 to the persons named in the Summary Compensation Table.


                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                              Price Appreciation
                           Number of        % of Total                                       for Option Term(2)
                          Securities      Options Granted                                 ------------------------
                          Underlying      to Employees in     Exercise      Expiration
         Name           Options Granted   Fiscal Year (1)   Price ($/Sh)       Date          5% ($)      10% ($)
 --------------------   ---------------   ---------------    ------------   ------------   ----------   ----------
William E. Hattaway        63,984 (3)          24.5%            $5.00        04/29/06       $201,196     $509,870
Frank C. Roehl, III        43,992 (4)          16.9%            $5.00        04/29/06       $138,334     $350,560

------
(1) Based upon options to purchase 260,960 shares granted to all employees in 1996.

(2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% rate of appreciation over the 10 year option term of the $5.00 stock price on the date of grant would result in a stock price of $8.14. The 10% rate of appreciation over the 10 year option term of the $5.00 stock price on the date of grant would result in a stock price of $12.97. There is no representation that the rates of appreciation reflected in this table will be achieved.


(3) These options will become exercisable as to 21,328 shares of Common Stock on each of April 29, 1997, April 29, 1998, and April 29, 1999.

(4) Presently exercisable as to 8,000 shares of Common Stock, and will become exercisable as to 4,000 shares of Common Stock on December 15, 1997 and as to 10,664 shares of Common Stock on each of April 29, 1997, April 29, 1998, and April 29, 1999.

   The following table sets forth information with respect to (i) stock options exercised in fiscal 1996 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals at December 29, 1996.


                         AGGREGATED OPTION EXERCISES
            IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                     Number of Securities Underlying         Value of Unexercised,
                                                       Unexercised Options Held at           in-the-Money Options
                           Shares                            Fiscal Year End               at Fiscal Year End $ (1)
                         Acquired on      Value      --------------------------------  --------------------------------
         Name           Exercise (#)     Realized     Exercisable     Unexercisable      Exercisable     Unexercisable
 --------------------   -------------   ----------    -------------   ---------------   -------------   ---------------
William E. Hattaway          --             --               0            63,984                --         $239,940
Frank C. Roehl, III          --             --           8,000            35,992           $30,000         $134,970


------
(1) Based on a closing stock price of the Company's Common Stock on Friday, December 27, 1996 of $8.75.


EMPLOYMENT AGREEMENTS


   The Company has entered into employment agreements with each of Messrs. William E. Hattaway, Warren R. Nelson, John R. Ritchey and Frank C. Roehl,
III. The employment agreement between the Company and Mr. Hattaway expires in August 1998 and provides for annual base compensation of $170,000 per year and supplemental discretionary bonuses, as determined by the Company's Board of Directors from time to time. In the event Mr. Hattaway's employment is terminated by the Company at any time for any reason other than justifiable cause (as defined in the employment agreement), disability or death, the Company has agreed to pay Mr. Hattaway an amount equal to the lesser of (i) the amount that would be paid to Mr. Hattaway during the remainder of the term of the employment agreement or (ii) an amount equal to 100% of his annual base compensation. Each of Messrs. Nelson, Ritchey and Roehl has a one-year employment agreement that provides for a base annual salary of $98,500, $99,500 and $101,800, respectively, during Fiscal 1997. Each of the employment agreements is renewed automatically at the end of its respective initial term, and annually thereafter, unless either party gives notice to the other of an intent not to renew. In accordance with their employment agreements, upon the consummation of the initial public offering of the Company's Common Stock (the "Offering") on April 29, 1996, Messrs. Hattaway, Nelson, Ritchey and Roehl received options to purchase 63,984, 31,992, 31,992 and 31,992 shares of Common Stock, respectively, at the offering price per share of Common Stock. In addition, in 1993, Mr. Hattaway received 260,000 shares and each of Messrs. Nelson, Ritchey and Roehl received 26,000 shares of the Company's Common Stock in consideration of services to be rendered to the Company.


STOCK OPTION PLANS

   On September 11, 1995, the Company's Board of Directors approved the Company's 1996 Employee Stock Option Plan (the "1996 Plan") and the 1995 Employee Stock Option Plan (the "1995 Plan" and together with the 1996 Plan, the "Plans"). The 1996 Plan provides for the issuance of options to purchase a total of 101,000 shares of the Company's Common Stock, and the 1995 Plan provides for the issuance of options to purchase a total of 240,000 shares of the Company's Common Stock. The Plans authorize the Board of Directors to issue incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code (the "Code"), and stock options that do not conform to the requirements of that Code section ("Non-ISOs"). The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Code Section 422) 10% or more of the outstanding stock of the Company (a "10% Stockholder"), the exercise price shall not be less than 110% of such fair market value. The exercise price of each Non-ISO may not be less than the par value of the Common Stock. Options may not be exercised prior to the first anniversary, or on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% Stockholder), of their grant. Options may not be transferred during the lifetime of an optionholder.

   The Plans are administered by the Board of Directors. Subject to the provisions of the Plans, the Board of Directors has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payment by optionholders upon exercise of an option may be made (as determined by the Board of Directors) in cash, by promissory note or other such form of payment acceptable to the Board of Directors, including shares of Common Stock.


   As of December 29, 1996, the Company has granted options to purchase all 101,000 shares of Common Stock available for issuance under the 1996 Plan. Messrs. Nelson, Ritchey and Roehl each received options to purchase 12,000 shares at an exercise price of $5.00 per share. These options vest as to one-third of the shares on each of the anniversary dates of the date the Company agreed to grant these options, so long as the executive officer remains in the continuous employ of the Company. The options may be exercised for ten years following the date the Company agreed to grant these options (the initial public offering price of the Company's Common Stock). As of December 29, 1996, the Company has granted options to purchase 159,960 shares of Common Stock available for issuance under the 1995 Plan. Messrs. Hattaway, Nelson, Ritchey and Roehl received options to purchase 63,984, 31,992, 31,992 and 31,992 shares of Common Stock at an exercise price of $5.00 per share. See "Proposal No. 3" for a proposal to increase the number of shares available for issuance under the 1995 Plan.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The information set forth below briefly describes certain transactions between the Company and certain parties who or which may be deemed to be affiliated with the Company.

   1993 Loan. On September 20, 1993, the Company entered into a Note and Stock Purchase Agreement with The MicroCap Fund, Inc. ("MicroCap"), whereby MicroCap loaned the Company $1,310,000 (the "1993 Loan") and purchased from the Company 300,000 shares of Common Stock for a purchase price of $90,000. The 1993 Loan bore interest at an annual rate of 9%, which accrued and was paid in full upon the completion of the Offering. The 1993 Loan was originally scheduled to mature on October 30, 1995. In October 1995, MicroCap agreed to extend the term of the 1993 Loan until the earlier of February 29, 1996 or the consummation of a public offering of the Company's Common Stock. In consideration for granting this extension, the Company issued to MicroCap a warrant to purchase 75,000 shares of the Company's Common Stock at a purchase price of $3.75 per share. In February 1996, MicroCap agreed to extend the term of the 1993 Loan until the earlier of March 30, 1996 or the consummation of the Offering. In March 1996, the term of the 1993 Loan was further extended to mature upon the earlier of May 15, 1996 or the consummation of the Offering. During 1996, MicroCap sold its Common Stock and warrants to purchase the Company's Common Stock to Mr. Adler, the Company's Chairman of the Board, and certain individuals or entities associated with Mr. Adler.


   1994 Loan. On December 29, 1994, Frederick R. Adler, Chairman of the Board of the Company, and MicroCap, each agreed to loan the Company $500,000 (the "1994 Loans"), which loans were funded in January 1995. The 1994 Loans bear interest at an annual rate of prime plus 2%, payable on a monthly basis, and originally were scheduled to mature on June 30, 1995. In consideration for making the 1994 Loans, the Com-pany granted to each of MicroCap and Mr. Adler warrants to purchase 10,000 shares of preferred stock. In June 1995, the 1994 Loans were extended by MicroCap and Mr. Adler until the earlier of the consummation of the Offering or February 29, 1996. In connection with such extension each of MicroCap and Mr. Adler had their warrants to purchase preferred stock converted into warrants to purchase 175,000 shares of the Company's Common Stock at a purchase price of $3.15 per share. In February 1996, MicroCap and Mr. Adler agreed to further extend the term of the 1994 Loans until 18 months from the consummation of the Offering. As compensation for granting this extension, the Company issued to each of MicroCap and Mr. Adler warrants to purchase 75,000 shares of Common Stock at an exercise price of $3.50 per share. During 1996, MicroCap sold this loan and such warrants to purchase the Company's Common Stock to Mr. Adler and certain individuals or entities associated with Mr. Adler. Borrowings under the 1994 Loans are collateralized by substantially all of the Company's assets, subject to prior liens.

   1995 Line of Credit. In September 1995, certain lenders (the "1995 Lenders") made available to the Company $750,000 for borrowing (the "1995 Line of Credit"). Of the $750,000 principal amount borrowed, Mr. Adler and certain individuals or entities associated with Mr. Adler loaned the Company $650,000. During March 1996, an entity associated with Mr. Adler purchased the remaining $100,000 of indebtedness owed by the Company under the 1995 Line of Credit from a third party. The 1995 Line of Credit bore interest at an annual rate of 12% and was payable upon the earlier of March 30, 1996 or the consummation of the Offering. In partial consideration for the 1995 Line of Credit, the Company granted to the 1995 Lenders, pro rata to the amount of their loan, warrants to purchase 200,000 shares of Common Stock at an exercise price of $3.50 per share. In March 1996, the term of the 1995 Line of Credit was extended to the earlier of May 15, 1996 or the consummation of the Offering. Upon the consummation of Offering, the Company issued to Mr. Adler and an entity associated with Mr. Adler 165,016 shares of Common Stock and 82,508 warrants to purchase shares of Common Stock as repayment of the 1995 Line of Credit (the "Debt Conversion"). In connection with the Debt Conversion, the Company granted to Mr. Adler and the associated entity the right to purchase in the aggregate up to 24,752 shares of Common Stock and warrants to purchase up to 12,376 shares of Common Stock at an exercise price of $6.00 per share, at a purchase price of $4.50 per share and $0.09 per warrant. Mr. Adler and the entity associated with Mr. Adler exercised such right on May 13, 1996. The Company granted to Mr. Adler and the associated entity certain demand and "piggyback" registration rights with respect to these shares of Common Stock and the shares of Common Stock issuable upon the exercise of the such warrants.

   Joint Venture. On March 1, 1994, the Company's wholly-owned subsidiary, Shells of Melbourne, Inc. ("Shells of Melbourne"), entered into a joint venture agreement with WLH Investments, Inc. ("WLH Investments"), a corporation wholly-owned by Wanda L. Hattaway, wife of William E. Hattaway, the Company's President. The joint venture owns and operates the Shells restaurant located in Melbourne, Florida. WLH Investments contributed $400,000 to the joint venture, which amount was used by the joint venture primarily to repay the Company for the expenses incurred by the Company in renovating and opening the Melbourne restaurant. Shells of Melbourne owns a 51% interest in the joint venture and WLH Investments owns a 49% interest. The joint venture agreement provides that WLH Investments will receive a cumulative annual preferred return of 15% on the $400,000 of capital contributed to the joint venture by WLH Investments. Shells of Melbourne will then be allocated an amount equal to such preferred return. The remaining net income of the joint venture will be allocated 51% to Shells of Melbourne and 49% to WLH Investments. Based upon such allocations, the Company owed to WLH Investments $174,291 as of December 31, 1995. Of this amount owed, the Company paid $15,291 to WLH Investments in March 1996, and paid, upon the consummation of the Offering, the remaining $159,000 by the issuance of 34,984 shares of Common Stock and warrants to purchase 17,492 shares of Common Stock at an exercise price of $6.00 per share. The Company owed $111,810 to WLH Investments as of December 29, 1996 pursuant to the joint venture allocations.

   The Company granted WLH Investments the option (the "WLH Option") to cause the Company to exchange WLH Investments' interest in the joint venture for shares of Common Stock in connection with the Offering. The shares to be received by WLH Investments upon exercise of the WLH Option originally were to be valued at the initial public offering price and total the greater of $750,000 or an amount equal to six times the net income allocated by the joint venture to WLH Investments during the 12 months prior to such exercise. The WLH Option was amended in September 1995 to provide that it be exercisable at any time following the date that the value of the Company's Common Stock equals or exceeds $20 per share for a period of 20 consecutive trading days and that the $750,000 purchase price to be received by WLH Investments is to be payable in a number of shares of the Company's Common Stock based upon the greater of $20 per share and the market price of the Common Stock on the date the WLH Option is exercised. The Company has granted WLH Investments certain registration rights with respect to the shares of Common Stock issuable upon exercise of the WLH Option.


   Although the Company believes that the foregoing transactions were on terms no less favorable than would have been available from unaffiliated third parties in arm's length transactions, there can be no assurance that this is the case. All future transactions between the Company and its officers, directors and 5% shareholders will be on terms no less favorable than could be obtained from independent third parties, and will be approved by a majority of the independent and disinterested members of the Board of Directors.

BOARD OF DIRECTORS REPORT TO STOCKHOLDERS REGARDING EXECUTIVE COMPENSATION


   The report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


COMPENSATION PHILOSOPHY


   The Company is engaged in the management and operation of full service, mid-priced, casual dining seafood restaurants. One of the Company's strengths contributing to its success is the strong management team--many of whom have been with the Company for a significant period of time. A central goal of the Board is to ensure that the Company's remuneration policy is such that the Company is able to attract, retain and reward capable employees who can contribute, both short- and longer-term, to the continued success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy.

   The Company's executive compensation program consists of three parts: base salary, bonus and stock options. In awarding salary increases and bonuses, the Board did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Board considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during 1996 and that executive's contribution to such performance.


BASE SALARY

   Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry aver-age. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar restaurant companies, and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels and length of service to the Company.


BONUS

   Bonuses represent the variable component of the executive compensation program that is tied to the Company's performance and individual achievement. To the extent deemed appropriate, the Company's policy is to grant bonuses as a portion of the compensation paid to its management personnel. In determining bonuses, the Board considers factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance.

STOCK OPTIONS

   The Board, which administers the Company's stock option plans, believes that one important goal of the executive compensation program should be to provide executives and key employees--who have significant responsibility for the management, growth and future success of the Company--with an opportunity to increase their ownership in the Company and potentially gain financially from the Company's stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. In determining the size of option grants, the Board also considers the number of options owned by such officer, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over three years and the individual must be employed by the Company for such options to vest.

COMPENSATION TO CHIEF EXECUTIVE OFFICER


   During 1996, Mr. Hattaway was compensated in accordance with his employment agreement which provided for an annual base compensation of $150,000 for the 1996 calendar year. In addition, in accordance with his employment agreement, Mr. Hattaway received an option to purchase 63,984 shares of Common Stock on April 29, 1996, the date of the Offering, with an exercise price equal to the initial public offering price. In connection with Mr. Hattaway's employment, the Board reviewed the accomplishments of Mr. Hattaway and the Company's performance, as well as Mr. Hattaway's increased duties and responsibilities as a result of the Offering and the Company's business dealings thereafter.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company did not have a compensation committee for Fiscal 1996. Mr. Hattaway, President of the Company, participated in deliberations of the Board of Directors concerning executive officer compensation other than deliberations concerning his own compensation. Mr. Hattaway's compensation was determined by the entire Board, with Mr. Hattaway excluding himself from such deliberations and decisions.

THE COMPANY'S PERFORMANCE

   The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


   The following graph compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Russell 2000 Index and (ii) the Nations Restaurant News Stock Index (the "Peer Index"). The graph assumes (a) $100 was invested on April 23, 1996 (the date of the Company's Offering) in each of the Company's Common Stock, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Index, and (b) the reinvestment of dividends.

                 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
            SHELLS SEAFOOD RESTAURANTS, INC., RUSSELL 2000 INDEX,
                   AND NATIONS RESTAURANT NEWS STOCK INDEX

                           STOCK PERFORMANCE GRAPH

 180|------------------------------------------------------------------|
    |                                                                * |
    |                                                                  |
 160|------------------------------------------------------------------|
    |                     *                                            |
    |                                                                  |
 140|----------------------------------------------*-------------------|
    |                                                                  |
    |                                                                  |
 120|------------------------------------------------------------------|
    |                                                                  |
    |                                                                & |
 100|-*&#----------------&#-------------------------$#---------------#-|
    |                                                                  |
    |                                                                  |
  80|------------------------------------------------------------------|
    |                                                                  |
    |                                                                  |
  60|------------------------------------------------------------------|
    |                                                                  |
    |                                                                  |
  40|------------------------------------------------------------------|
    |                                                                  |
    |                                                                  |
  20|------------------------------------------------------------------|
    |                                                                  |
    |                                                                  |
   0|--------------------|--------------------------|------------------|
   4/23/96            6/30/96                    9/29/96           12/29/96

                                          4/23/96        6/30/96          9/29/96           12/29/96
----------------------------------------------------------------------------------------------------
Shells Seafood Restaurants, Inc.     *   $100.00        $150.00           $139.00           $175.00
Nations Restaurant News Stock Index  #   $100.00        $100.00           $ 99.00           $ 94.00
Russell 2000 Index                   &   $100.00        $102.00           $102.00           $105.00

                     PROPOSAL NO. 2 -- ADOPTION OF STOCK
                    OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   The Board of Directors adopted, subject to stockholder approval, a stock option plan for non-employee directors of the Company (the "Directors' Compensation Plan"). The Board of Directors believes that the continued growth and success of the Company will depend, in large part, upon the ability of the Company to retain on its Board of Directors knowledgeable persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business and to provide incentive for such directors to work for the best interests of the Company and its stockholders through ownership of its Common Stock. In assessing the recommendation of the Board, stockholders should consider that all current directors other than Mr. Hattaway who continue as directors of the Company after the Annual Meeting of Stockholders, will benefit from the adoption of the Directors' Compensation Plan and thus may be viewed to have a conflict of interest. The full text of the Directors' Compensation Plan is set forth in Appendix A to this Proxy Statement, and the following summary is qualified in its entirety by reference thereto.


DESCRIPTION OF DIRECTORS' COMPENSATION PLAN


   Pursuant to the Directors' Compensation Plan, each non-employee director elected or appointed to the Board of Directors will automatically receive on the later of the date of his or her initial election or appointment to the Company's Board of Directors or the date the Directors' Compensation Plan was adopted by the Board of Directors (the "Initial Grant Date"), an option to purchase 2,000 shares of the Company's Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the Initial Grant Date. Furthermore, each non-employee director will automatically receive on each anniversary of the Initial Grant Date for that director, an option to purchase 2,000 shares of the Company's Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the applicable additional grant date. A total of 100,000 shares will be reserved for issuance under the Directors' Compensation Plan. The number of shares which may be issued under the Directors' Compensation Plan is subject to adjustment to reflect any increase or decrease in the number of shares of Common Stock resulting from a stock split, stock dividend, consolidation or other similar capital adjustment.

   Except as set forth below, Options granted under the Directors' Compensation Plan may be exercisable as to 50% of the total number of shares issuable under such Option on each of the two successive anniversaries of the grant date of such Option. In the event that a non-employee director ceases to be a director of the Company, such person may exercise the Option, if it is then exercisable by that director, within six months after the date he or she ceases to be a director of the Company (one year by the survivors of a non-employee director, if the director ceases to be a director by reason of death). Options granted under the Directors' Compensation Plan shall have a term of ten years from the applicable grant date and shall not be "incentive stock options" within the meaning of Section 422 of the Code.

   The Directors' Compensation Plan will be administered by the Board of Directors of the Company. However, the Directors' Compensation Plan prescribes the individuals who would be awarded options, the number of shares subject to the options, and the terms and conditions of each award. The Board of Directors may at any time terminate the Directors' Compensation Plan and may from time to time alter or amend the Directors' Compensation Plan or any part thereof, provided that the rights of a non-employee director with respect to an option granted prior to such termination, alteration or amendment may not be impaired.

VOTE REQUIRED

   The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.


   THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


        PROPOSAL NO. 3 -- AMENDMENT TO 1995 EMPLOYEE STOCK OPTION PLAN


   The Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1995 Employee Stock Option Plan (the "1995 Plan") which would increase the aggregate number of shares of Common Stock which may be issued thereunder from 240,000 to 340,000 shares, all of which would be available for the grant of either "incentive stock options," as defined in
Section 422 of the Code, or options which do not qualify as incentive stock options (restricted stock options). The primary features of the 1995 Plan are summarized below. The full text of the 1995 Plan and the proposed amendment thereto are set forth in Appendix B to this Proxy Statement and the following discussion is qualified in its entirety by reference thereto.

   The Board of Directors believes that approval of the amendments will serve the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means to attract and retain key employees who are in a position to contribute materially to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company and its subsidiaries. In addition, the availability of shares for grant under the 1995 Plan is important in that it provides the Company an alternative or additional means of compensating key employees. As of March 31, 1997, there were 80,040 shares available for future grants under the 1995 Plan, approximately 33,000 of which are committed for issuance or are expected to be issued in the near future in connection with the Company's expansion program.

   The 1995 Plan is administered by the Board of Directors, which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options. Options may be granted by the Board from time to time through September 10, 2005, the termination date of the 1995 Plan, to key employees of the Company or a subsidiary of the Company within the meaning of Section 424(f) of the Code. All employees are eligible to participate in the 1995 Plan and as of March 31, 1997 approximately 48 employees were participating in the 1995 Plan.

   The 1995 Plan, as currently in effect, permits the granting of options to purchase up to an aggregate of 240,000 shares of Common Stock of the Company. Under the 1995 Plan, the Company may grant ISO's and Non-ISO's. The exercise price for shares covered by an ISO may not be less than 100% of the fair market value (as defined in the 1995 Plan) of the Common Stock on the date of grant (110% in the case of a grant to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary entitled to vote (a "10% Stockholder"). The exercise price for shares covered by a Non-ISO may not be less than the par value of the Common Stock at the date of grant. All options must expire no later than ten years (five years in the case of an ISO granted to a 10% Stockholder) from the date of grant.


   Any option outstanding after September 10, 2005 will remain in effect until it is exercised, terminates or expires in accordance with its terms. The Plan also provides that, following termination of employment, (i) if an optionee's employment is terminated for any reason other than death or disability, he or she has three months to exercise his or her option to the extent exercisable on the date of termination of employment, and (ii) if an optionee shall cease to be employed by the Company as the result of his or her death or disability (or if the optionee's employment is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment), the optionee has one year to exercise his or her option to the extent exercisable on the date he or she ceased to be employed (or one year after the later death of a disabled optionee).


FEDERAL INCOME TAX CONSEQUENCES

   Following is a summary of the salient Federal income tax consequences associated with options granted under the Directors' Compensation Plan or the 1995 Plan.


   An optionee will not realize taxable income upon the grant of an option. In general, the holder of a Non-ISO will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction. (If a Non-ISO is exercised within six months after the date of grant and if the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise).


   The holder of an ISO does not realize taxable income upon exercise of the option, although the option spread is an item of tax preference income potentially subject to the alternative minimum tax. If the stock acquired upon exercise of the ISO is sold or otherwise disposed of within two years from the ISO grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

   In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an ISO and if the requisite ISO holding periods are not satisfied (see the preceding paragraph), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of ISO-acquired shares. If the option being exercised is a Non-ISO, the optionee will realize ordinary income equal to the amount by which the fair market value of the Common Stock received exceeds the exercise price (as if the exercise price were paid in cash).

   The Code imposes certain limitations on the deductibility of executive compensation paid by public companies. In general, the Company will not be able to deduct annual compensation paid to certain executive officers in excess of $1,000,000 except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant). Non-deductibility would result in additional tax cost to the Company. It is contemplated that the individual grant limitations on options which may be made to any employee in any calendar year under the 1995 Plan will enable the Board to grant options which would qualify for the "performance-based compensation" exclusion under the new deduction limitation provisions. Nevertheless, although the Board considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award under the 1995 Plan would qualify for the deduction limitation exclusion.


VOTE REQUIRED

   The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

   THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

   Deloitte & Touche LLP have been the independent auditors for the Company since December 15, 1994 and will serve in that capacity for the 1997 fiscal year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.

                            STOCKHOLDER PROPOSALS


   All stockholder proposals which are intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 23, 1997 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.


                                OTHER BUSINESS

   The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

   The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.


                                          By Order of the Board of Directors




                                          Warren R. Nelson
                                          Secretary




Dated: April 21, 1997


       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT
       WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:
                       SHELLS SEAFOOD RESTAURANTS, INC.
                    16313 N. DALE MABRY HIGHWAY, SUITE 100
                             TAMPA, FLORIDA 33618
                             ATTENTION: SECRETARY

                                                                    APPENDIX A

                       SHELLS SEAFOOD RESTAURANTS, INC.
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE.

   The purpose of this Stock Option Plan for Non-Employee Directors (the "Plan") of Shells Seafood Restaurants, Inc. (the "Corporation") is to strengthen the Corporation's ability to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Corporation's business by serving as members of the Corporation's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Common Stock, $.01 par value (the "Common Stock"). Accordingly, the Corporation will grant to each non-employee director options to purchase shares of the Corporation's Common Stock on the terms and conditions hereafter established.

2. STOCK SUBJECT TO PLAN.

   The Company may issue and sell a total of 100,000 shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

3. ADMINISTRATION OF THE PLAN.

   The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The interpretation and construction by the Board of any provisions of the Plan or of any other matters related to the Plan shall be final. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

   The Board of Directors may at any time amend, alter, suspend or terminate the Plan; provided, however, that any such action would not impair any option to purchase Common Stock theretofore granted under the Plan; and provided further that without the approval of the Corporation's stockholders, no amendments or alterations would be made which would (i) increase the number of shares of Common Stock that may be purchased by each non-employee director under the Plan (except as permitted by Paragraph 10), (ii) increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan (except as permitted by Paragraph 10), (iii) decrease the option exercise price (except as permitted by Paragraph 10), or (iv) extend the period during which outstanding options granted under the Plan may be exercised; and provided further that Paragraph 5 of the Plan shall not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

4. ELIGIBILITY.

   All non-employee directors of the Corporation shall be eligible to receive options under the Plan. Receipt of stock options under any other stock option plan maintained by the Corporation or any subsidiary shall not, for that reason, preclude a director from receiving options under the Plan.

5. GRANTS.

   (i) Each person who is a non-employee director at the time the Plan is adopted by the Board, and any person who is not a non-employee director at such time but who later becomes a non-employee director, shall on the date of such adoption of the Plan or appointment to the Board, as applicable (the "Initial Grant Date"), be issued an option to purchase 2,000 shares of the Corporation's Common Stock (the "Initial Option") at the following price for the following term and otherwise in accordance with the terms of the Plan:

       (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Initial Option on the Initial Grant Date.

       (b) Except as provided herein, the term of an Initial Option shall be for a period of ten (10) years from the Initial Grant Date.


   (ii) In addition, each non-employee director shall, on each anniversary of the Initial Grant Date (the "Additional Grant Date"), if he is still a non-employee director on such date, be granted an option to purchase 2,000 shares of the Corporation's Common Stock (the "Additional Option"; and together with the Initial Option, being referred to herein as an "Option") at the following price for the following term and otherwise in accordance with the terms of the Plan:


       (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Additional Option on the Additional Grant Date.

       (b) Except as provided herein, the term of an Additional Option shall be for a period of ten (10) years from the Additional Grant Date.

   (iii) "Fair Market Value" shall mean, for each Grant Date, (A) if the Common Stock is listed or admitted to trading on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "ASE"), the average of the high and low sale price of the Common Stock on such date or, if no sale takes place on such date, the average of the highest closing bid and lowest closing asked prices of the Common Stock on such exchange, in each case as officially reported on the NYSE or the ASE, or (B) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE, the average of the high and low sale prices of the Common Stock on such date on the NASDAQ National Market System or, if no shares of Common Stock are then quoted on the NASDAQ National Market System, the average of the closing bid and highest asked prices of the Common Stock on such date on NASDAQ or, if no shares of Common Stock are then quoted on NASDAQ, the average of the highest bid and lowest asked prices of the Common Stock on such date as reported in the over-the-counter system. If no closing bid and highest asked prices thereof are then so quoted or published in the over-the-counter market, "Fair Market Value" shall mean the fair value per share of Common Stock (assuming for the purposes of this calculation the economic equivalence of all shares of classes of capital stock), as determined on a fully diluted basis in good faith by the Board, as of a date which is 15 days preceding such Grant Date.

   (iv) Options granted hereunder shall not be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

6. REGULATORY COMPLIANCE AND LISTING.

   The issuance or delivery of any Option may be postponed by the Corporation for such period as may be required to comply with the Federal securities laws, any applicable listing requirements of any applicable secur-ities exchange and any other law or regulation applicable to the issuance or delivery of such Options, and the Corporation shall not be obligated to issue or deliver any Options if the issuance or delivery of such options would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

7. RESTRICTIONS ON EXERCISABILITY AND SALE.

   Each Option granted under the Plan may be exercisable as to 50% of the total number of shares issuable under such Option on each of the two successive anniversaries of the Initial Grant Date or Additional Grant Date, as applicable, of such Option.

8. CESSATION AS DIRECTOR.


   In the event that the holder of an Option granted pursuant to the Plan shall cease to be a director of the Corporation for any reason such holder may exercise any portion of the Option that is exercisable by him or her at the time he or she ceases to be a director of the Corporation, but only to the extent such Option is exercisable as of such date, within six months after the date he or she ceases to be a director of the Corporation.


9. DEATH.


   In the event that a holder of an Option granted pursuant to the Plan shall die, his or her estate, personal representative or beneficiary may exercise any portion of the Option that was exercisable by the deceased Optionee at the time of his or her death, but only to the extent such Option is exercisable as of such date, within twelve months after the date of his or her death.


10. STOCK SPLITS, MERGERS, ETC.

   In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number and option exercise price per share of Common Stock which may be purchased under any outstanding Options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Corporation's Common Stock for stock of another corporation, the Corporation will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

11. TRANSFERABILITY.


   Options are not assignable or transferable, except upon the optionholder's death to a beneficiary designated by the optionee in accordance with procedures established by the Board or, if no designated beneficiary shall survive the optionholder, pursuant to the optionholder's will or by the laws of descent and distribution, to the extent set forth in Section 9 and during the optionholder's lifetime, may be exercised only by him or her.


12. EXERCISE OF OPTIONS.


   An optionholder electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares of Common Stock that he or she has elected to acquire. An optionholder shall have no rights of a stockholder with respect to shares of Common Stock covered by his or her Option until after the date of issuance of a stock certificate to such optionholder upon partial or complete exercise of his or her Option.

13. PAYMENT.

   The Option exercise price shall be payable in cash, check or in shares of Common Stock upon the exercise of the Option. If the shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be the Fair Market Value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Corporation shall instead return the difference in cash or by check to the electing optionee.

14. OBLIGATION TO EXERCISE OPTION.

   The granting of an Option shall impose no obligation on the director to exercise such option.

15. CONTINUANCE AS DIRECTOR.


   Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Corporation's stockholders.


16. TERM OF PLAN.


   The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the Option (as then in effect or thereafter amended).

                                                                    APPENDIX B


   Below is the text of the Company's 1995 Employee Stock Option Plan as proposed to be amended pursuant to proposal No. 3. Proposed language to such plan is set forth in bold print and the language to be deleted is set forth in brackets.


                       SHELLS SEAFOOD RESTAURANTS, INC.
                       1995 EMPLOYEE STOCK OPTION PLAN

   1. Purpose. The purpose of the Shells Seafood Restaurants, Inc. 1995 Employee Stock Option Plan (the "Plan") is to enable Shells Seafood Restaurants, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by executive officers of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

   2. Stock Subject to the Plan. The Company may issue and sell a total of 340,000 [240,000] shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

   3. Administration. The Plan will be administered by the Board or a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. Unless the Board determines otherwise, the members of the Committee are to be "disinterested directors" within the meaning and for the purposes of Rule 16(b)-3 under the Securities Exchange Act of 1934. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

   4. Eligibility. Options may be granted under the Plan to present or future executive officers of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"). Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of
Section 422 of the Code (an "Incentive Stock Option").

   5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an Incentive Stock Option, not inconsistent with the provisions of the Code applicable thereto) as the Committee deems appropriate.

   (a) Option Exercise Price. In the case of an option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder"). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

   (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed 10 years from the date the option is granted (5 years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

   (c) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least one year (or for such other period as the Committee may designate) from the date the option is granted. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or a Subsidiary following the date of grant:

  Full Years of Continuous        Incremental Percentage of       Cumulative Percentage of
      Employment/Service             Option Exercisable              Option Exercisable
 ----------------------------   -----------------------------   ----------------------------
      Less than 1                           0  %                              0  %
                1                          33.3%                             33.3%
                2                          33.3%                             66.6%
                3 or more                  33.3%                              100%


All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Committee, no partial exercise of an option may be for less than 100 shares. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

   (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than 5 years.

   (e) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a por-tion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

   (f) Nontransferability of Options. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

   (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service or on such other date as may be specified in the option agreement. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or on such other date as may be specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

   (h) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

   6. Capital Changes, Reorganization, Sale.

   (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

   (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options (whether or not otherwise exercisable) subject to and effective upon the consummation of the Exchange Transaction, and any outstanding options not so exercised before the consummation of the Exchange Transaction will thereupon terminate. Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the shareholders of the Company receive capital stock of another corporation ("Exchange Stock"), and if the Board, in its sole discretion, so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The amount and price of the converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction.

   (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

   (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

   (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

   7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

   8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

   9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

   10. Decisions and Determinations of Committee to be Final. Except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

   11. Term of the Plan. The Plan shall be effective as of September 11, 1995, the date on which it was adopted by the Board, subject to the approval of the stockholders of the Company, which approval was granted during March, 1996. The Plan will terminate on September 10, 2005, the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

                       SHELLS SEAFOOD RESTAURANTS, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 20, 1997

   William E. Hattaway and Warren R. Nelson, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Shells Seafood Restaurants, Inc. held of record by the undersigned on April 3, 1997, at the Annual Meeting of Stockholders to be held at 2:00 p.m., Tuesday, May 20, 1997, at The Metropolitan Club, 1 East 60th Street, New York, New York, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3

Proposal No. 1 -- Election of Directors -- Nominees are:

Frederick R. Adler, William E. Hattaway, Philip R. Chapman, Kamal Mustafa,
                      Jay S. Nickse and Edwin F. Russo.

  [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

                       -----------------------------------

  [ ] WITHHOLD AUTHORITY to vote for the listed nominees.

Proposal No. 2 -- Adoption of the Stock Option Plan for Non-Employee
Directors.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

Proposal No. 3 --  Amendment to the Company's 1995 Employee Stock Option Plan
                   to increase the number of shares of Common Stock which may be issued thereunder.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
                                               Dated____________________, 1997

                                               -------------------------------
                                               Signature

                                               -------------------------------
                                               Signature if held jointly

                                               The above-signed acknowledges
                                               receipt of the Notice of Annual
                                               Meeting of Stockholders and the
                                               Proxy Statement furnished
                                               therewith.

                                               PLEASE MARK, SIGN, DATE AND
                                               RETURN THIS PROXY CARD PROMPTLY
                                               USING THE ENCLOSED ENVELOPE.